SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Insituform Technologies, Inc.
(Name of Registrant as Specified in its Charter)
_________________________________________________________
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On May 12, 2008, Insituform Technologies, Inc. issued the following press release.

CONTACT: David A. Martin Vice President and Chief Financial Officer Insituform Technologies, Inc. 636-530-8000	Matthew Sherman / Dan Katcher Joele Frank, Wilkinson Brimmer Katcher 212-355-4449

FOR IMMEDIATE RELEASE

INSITUFORM URGES STOCKHOLDERS TO FOLLOW RISKMETRICS’
RECOMMENDATION AND VOTE FOR INSITUFORM’S DIRECTORS
ON THE WHITE PROXY CARD TODAY

All Three Leading Proxy Advisory Firms Agree that Handing Over Board Control to Dissident
Hedge Fund is Not in Best Interests of All Insituform Stockholders

Chesterfield, MO — May 12, 2008 — Insituform Technologies, Inc. (Nasdaq Global Select Market: INSU) today urged stockholders to follow last week’s recommendation from leading proxy advisory firm RiskMetrics Group (formerly ISS) and vote FOR all of Insituform’s directors on the Company’s WHITE proxy card today.  In its May 8, 2008 report, RiskMetrics noted that dissident Water Asset Management (WAM) had “not met its burden of proving it is better able to increase value than the incumbent board” and recommend that stockholder reject WAM’s attempt to take control of Insituform at the Company’s Annual Meeting of Stockholders on May 19, 2008.

The Company also issued the following statement in response to the report issued by proxy advisory firm Proxy Governance, Inc.:

While we disagree with many of the assertions and conclusion in the Proxy Governance report, we think it is important to recognize that Proxy Governance believes that stockholders will not be best served by handing over control of Insituform’s Board to WAM.  In its May 12, 2008 report, Proxy Governance said it “remain[s] concerned the dissidents have not demonstrated sufficient grounds to merit a change in control of the board.”  Notably, all three of the proxy advisory firms that have evaluated this situation have concluded  that replacing a majority of Insituform’s Board with WAM’s slate of director nominees is NOT in the best interests of all Insituform stockholders.

There is still time to vote the WHITE proxy card to support your Board. Stockholders with questions or who need assistance voting their shares may call the Company’s proxy solicitor, Innisfree M&A Incorporated, at (888) 750-5834.

About Insituform
Insituform Technologies, Inc. is a leading worldwide provider of proprietary technologies and services for rehabilitating sewer, water and other underground piping systems without digging and disruption. More information about the Company can be found on its Internet site at www.insituform.com.

Additional Information
Insituform has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) in connection with its 2008 Annual Meeting. Insituform’s stockholders are strongly advised to read the definitive proxy statement carefully, as it contains important information.  Free copies of the definitive proxy statement, and any amendments or supplements thereto, and other materials filed by Insituform with the SEC will be available free of charge on the SEC’s website at www.sec.gov, on Insituform’s website at www.insituform.com under Investors/SEC or by directing requests to Insituform’s proxy solicitor, Innisfree M&A Incorporated, toll free at (888) 750-5834.

Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements.  The Company makes forward-looking statements in this document that represent the Company’s beliefs or expectations about future events or financial performance.  These forward-looking statements are based on information currently available to the Company and on management’s beliefs, assumptions, estimates and projections and are not guarantees of future events or results.  When used in this document, the words “anticipate,” “estimate,” “believe,” “plan,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on March 10, 2008.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur.  In addition, our actual results may vary materially from those anticipated, estimated, suggested or projected.  Except as required by law, we do not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise.  Investors should, however, review additional disclosures made by the Company from time to time in its periodic filings with the Securities and Exchange Commission.  Please use caution and do not place reliance on forward-looking statements.  All forward-looking statements made by the Company in this document are qualified by these cautionary statements.

Insituform®, the Insituform® logo and Clean Water for the World® are the registered trademarks of Insituform Technologies, Inc. and its affiliates.

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